UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  October 26, 2012

BLOOMIN’ BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35625	20-8023465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (813) 282-1225

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On October 26, 2012, OSI Restaurant Partners, LLC (“OSI”), a wholly-owned subsidiary of Bloomin’ Brands, Inc. (the “Company”), as borrower, OSI HoldCo, Inc., OSI’s direct parent and a wholly-owned subsidiary of the Company (“OSI HoldCo”), certain lenders (the “Lenders”) and Deutsche Bank Trust Company Americas, as administrative agent for the Lenders (in such capacity, the “Administration Agent”), entered into a credit agreement (the “Credit Agreement”) providing for senior secured financing of up to $1.225 billion, consisting of a $1.0 billion term loan B and a $225.0 million revolving credit facility, including letter of credit and swing-line loan sub-facilities (the “New Facility”).

The Credit Agreement replaces the credit agreement entered into on June 14, 2007, by and among OSI, as borrower, certain lenders and Deutsche Bank AG New York Branch, as administrative agent for the lenders, which provided for $1.6 billion senior secured credit facilities, consisting of a $1.3 billion term loan facility, a $150.0 million working capital revolving credit facility, including letter of credit and swing-line loan sub-facilities, and a $100.0 million pre-funded revolving credit facility that provided financing for capital expenditures only (the “Prior Facility”).

The new senior secured term loan B matures October 26, 2019. The borrowings under this facility bear interest at rates ranging from 225 to 250 basis points over the Base Rate or 325 to 350 basis points over the Eurocurrency Rate as defined in the Credit Agreement. The Base Rate option is the highest of (i) the prime rate of Deutsche Bank Trust Company Americas, (ii) the federal funds effective rate plus 0.5 of 1.0% or (iii) the Eurocurrency Rate with a one month interest period plus 1.0% (“Base Rate”). The Eurocurrency Rate option is the 30, 60, 90 or 180-day Eurocurrency Rate (“Eurocurrency Rate”). The Eurocurrency Rate may have a nine- or twelve-month interest period if agreed upon by the applicable lenders. The Base Rate is subject to an interest rate floor of 2.25% and the Eurocurrency Rate is subject to an interest rate floor of 1.25% both only with respect to the new senior secured term loan B.

OSI is required to prepay outstanding amounts under the term loan, subject to certain exceptions, with:

•
50% of its “annual excess cash flow” (with step-downs to 25% and 0% based upon its consolidated first lien net leverage ratio), as defined in the Credit Agreement, beginning with the fiscal year ending December 31, 2013 and subject to certain exceptions;

•	100% of the net proceeds of certain assets sales and insurance and condemnation events, subject to reinvestment rights and certain other exceptions; and

•	100% of the net proceeds of any debt incurred, excluding permitted debt issuances.

The term loan B requires scheduled quarterly payments equal to 0.25% of the original principal amount of the term loan for the first six years and three quarters commencing on the quarter ending March 31, 2013. These payments are reduced by the application of any prepayments, and any remaining balance will be paid at maturity.

The revolving credit facility matures October 26, 2017 and provides for swing-line loans and letters of credit up to $225.0 million for working capital and general corporate purposes. Total outstanding letters of credit issued under the revolving credit facility may not exceed $100.0 million. The revolving credit facility bears interest at rates ranging from 200 to 250 basis points over the Base Rate or 300 to 350 basis points over the Eurocurrency Rate. At closing, $45.0 million was drawn under the revolving credit facility and $65.8 million of the credit facility was committed for the issuance of letters of credit and not available for borrowing.

The New Facility requires OSI to comply with certain covenants, including, in the case of the revolving credit facility, a covenant to maintain a specified quarterly Total Net Leverage Ratio (“TNLR”) test. The TNLR is the ratio of Consolidated Total Debt to Consolidated EBITDA (earnings before interest, taxes, depreciation and amortization and certain other adjustments as defined in the Credit Agreement) and may not exceed a level set at 6.00 to 1.00 for the last day of any fiscal quarter in 2012 or 2013, with step-downs over a four-year period to a maximum level of 5.00 to 1.00 in 2017. The other negative covenants limit, but provide exceptions for, OSI’s ability and the ability of its restricted subsidiaries to take various actions relating to indebtedness, significant payments, mergers and similar transactions. The Credit Agreement also contains customary representations and warranties, affirmative covenants and events of default.

The New Facility is guaranteed by each of OSI’s current and future domestic 100% owned restricted subsidiaries in the Outback Steakhouse and Carrabba’s Italian Grill concepts and certain other subsidiaries (the “Guarantors”) and by OSI HoldCo.

OSI’s obligations are secured by substantially all of its assets and assets of the Guarantors and OSI HoldCo, in each case, now owned or later acquired, including a pledge of all of OSI’s capital stock, the capital stock of substantially all of OSI’s domestic subsidiaries and 65% of the capital stock of foreign subsidiaries that are directly owned by OSI, OSI HoldCo, or a Guarantor.

Certain of the Lenders and certain of their affiliates have performed investment banking, commercial lending and advisory services for OSI, the Company, their subsidiaries and their respective affiliates, from time to time, for which they have received customary fees and expenses, including in connection with the Company’s initial public offering and commercial mortgage-backed securities loan in 2012. These parties may, from time to time, engage in transactions with, and perform services for, OSI, the Company, their subsidiaries and their respective affiliates in the ordinary course of their business.

Item 1.02 Termination of a Material Definitive Agreement

Effective October 26, 2012, the Prior Facility was terminated. The Prior Facility consisted of a $1.3 billion term loan facility, a $150.0 million working capital revolving credit facility, including letter of credit and swing-line loan sub-facilities, and a $100.0 million pre-funded revolving credit facility that provided financing for capital expenditures only. The senior secured term loan facility was scheduled to mature on June 14, 2014 and the revolving credit facility was scheduled to mature on June 14, 2013, both of which were repaid in full on October 26, 2012 with the proceeds of the New Facility. The Company did not incur any termination penalties in connection with the early termination of the Prior Facility.

Certain of the lenders under the Prior Facility and certain of their affiliates have performed investment banking, commercial lending and advisory services for OSI, the Company, their subsidiaries and their respective affiliates, from time to time, for which they have received customary fees and expenses, including in connection with the Company’s initial public offering and commercial mortgage-backed securities loan in 2012. These parties may, from time to time, engage in transactions with, and perform services for, OSI, the Company, their subsidiaries and their respective affiliates in the ordinary course of their business.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On October 29, 2012, the Company issued a press release announcing the completion of the New Facility and repayment of the Prior Facility. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any document whether or not filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such document.

Item 9.01     Financial Statements and Exhibits

 (d) Exhibits.

Exhibit Number	Description

99.1	Press Release of Bloomin’ Brands, Inc. dated October 29, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOOMIN’ BRANDS, INC.
(Registrant)

Date:	October 31, 2012	By:	/s/ Joseph J. Kadow
Joseph J. Kadow
Executive Vice President and Chief Legal Officer

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